UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2024

DoubleVerify Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40349	82-2714562
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

462 Broadway New York, New York	10013
(Address of principal executive offices)	(Zip Code)

(212) 631-2111

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.001 per share	DV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

New Revolving Credit Facility

On August 12, 2024, DoubleVerify Inc., as borrower (the “Borrower”), and DoubleVerify MidCo, Inc., as holdings (“DV Midco”), entered into a credit agreement with the banks and other financial institutions party thereto, as lenders and letter of credit issuers, and JPMorgan Chase Bank, N.A., as administrative agent, letter of credit issuer and swing lender (the “Credit Agreement”), to provide for a new senior secured revolving credit facility (the “New Revolving Credit Facility”) in an aggregate principal amount of $200.0 million (with a letter of credit facility of up to a $20.0 million sublimit). Subject to certain terms and conditions, the Borrower is entitled to request incremental facilities (including term, revolving and/or letter of credit facilities) by up to the sum of (i) the greater of $189.0 million and 100% of LTM Consolidated Adjusted EBITDA (as defined in the Credit Agreement), (ii) an unlimited amount subject to meeting certain leverage ratios and (iii) the amount of any voluntary prepayment of any incremental term loans and certain revolving indebtedness secured on an equal priority basis with the New Revolving Credit Facility. The termination date of the New Revolving Credit Facility is August 12, 2029 (the “Revolving Termination Date”).

The New Revolving Credit Facility replaces in full the Borrower’s existing senior secured revolving credit facility provided under the Second Amended and Restated Credit Agreement, dated as of October 1, 2020 (as amended by the First Amendment, dated as March 29, 2023, and as further amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof).

Interest Rates and Fees

The loans under the New Revolving Credit Facility, at the Borrower's option, bear interest at the following rates:

• in the case of SOFR loans, for each day during each interest period with respect thereto, a rate per annum equal to Term SOFR (as defined in the Credit Agreement) determined for such day plus an applicable margin ranging from 2.00% to 2.75% per annum (depending on the total net leverage ratio of Holdings and its subsidiaries (the “Credit Group”)); and

• in the case of ABR loans, a rate per annum equal to ABR (as defined in the Credit Agreement) plus an applicable margin ranging from 1.00% to 1.75% per annum (depending on the total net leverage ratio of the Credit Group).

The Term SOFR rate is subject to a “floor” of 0.00% per annum.

The New Revolving Credit Facility bears a commitment fee ranging from 0.25% to 0.35% per annum (depending on the total net leverage ratio of the Credit Group), payable quarterly in arrears commencing on April 15, 2025 and on the fifteenth day following the last day of each calendar quarter occurring thereafter prior to the Revolving Termination Date, and on the Revolving Termination Date, based on the utilization of the New Revolving Credit Facility, and customary letter of credit fees.

Prepayments

The revolving credit loans under the New Revolving Credit Facility may be voluntarily prepaid at any time in whole or in part without premium or penalty, except that any prepayment of a Term SOFR loan other than the last day of the applicable interest period will be subject to customary breakage costs. In addition, at the Borrower’s option and upon three (3) business days’ prior notice, the unutilized portion of the commitments under the New Revolving Credit Facility may, subject to requirements as to minimum amounts and multiples, be permanently reduced.

Guarantee; Security

All obligations under the New Revolving Credit Facility are guaranteed by the Company pursuant to the guarantee agreement (the “Guarantee Agreement”) made by the Company in favor of JPMorgan Chase Bank, N.A., as administrative agent under the Credit Agreement. The obligations are also guaranteed by DV Midco, Ad-Juster, Inc. and Outrigger Media, Inc., and secured by a first priority perfected security interest in substantially all of the assets (subject to customary exceptions) of DV Midco, the Borrower, Ad-Juster, Inc. and Outrigger Media, Inc. (but not the Company).

It is a requirement under the Credit Agreement that newly created or acquired, direct or indirect, subsidiaries of DV Midco (other than (i) a U.S. subsidiary that is a direct or indirect subsidiary of a non-U.S. subsidiary, (ii) a foreign subsidiary holding company and (iii) a non-U.S. subsidiary) guarantee the obligations under the New Revolving Credit Facility and provide security.

Covenants, Representations and Warranties

The Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants. The negative covenants include restrictions on, among others:

• paying dividends or purchasing, redeeming or retiring capital stock;

• granting liens;

• incurring or guaranteeing additional debt;

• making investments and acquisitions;

• entering into transactions with affiliates;

• entering into any merger, consolidation or amalgamation or disposing of all or substantially all property or business; and

• disposing of property, including issuing capital stock.

The Credit Agreement also requires the Credit Group to remain in compliance with a maximum total net leverage ratio of 4.50:1.00 as at the last day of each fiscal quarter (commencing with the fiscal quarter ending March 31, 2025).

Events of Default

The Credit Agreement includes customary events of default, including events of default relating to the nonpayment of principal or interest when due, inaccuracy of representations or warranties in any material respect, violation of covenants in the Credit Agreement or other loan documents, cross-default to other material debt, certain bankruptcy or insolvency events, certain ERISA events, certain material judgments, actual or asserted invalidity of guarantees, certain other loan documents or liens, asserted invalidity of any intercreditor or subordination agreement and a change of control, in each case subject to customary thresholds, notice and grace period provisions.

The foregoing descriptions of the Credit Agreement and Guarantee Agreement do not purport to be complete and are qualified in their entirety by reference to the copies thereof, which are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 concerning the Company’s direct financial obligations under the Credit Agreement and Guarantee Agreement is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Credit Agreement, dated as of August 12, 2024, among DoubleVerify Inc., as borrower, DoubleVerify Midco, Inc. as guarantor, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.
10.2	Guarantee Agreement, dated as of August 12, 2024, between DoubleVerify Holdings, Inc., and JPMorgan Chase Bank, N.A., as administrative agent.
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOUBLEVERIFY HOLDINGS, INC.

By:	/s/ Andy Grimmig
	Name:	Andy Grimmig
	Title:	Chief Legal Officer and Secretary

Date: August 12, 2024